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                                                                    EXHIBIT 10.2



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               PACKAGED ICE, INC.

                            PACKAGED ICE STPI, INC.

                       SOUTHWEST TEXAS PACKAGED ICE, INC.

                            AND THE SHAREHOLDERS OF

                       SOUTHWEST TEXAS PACKAGED ICE, INC.





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                          AGREEMENT AND PLAN OF MERGER


                               TABLE OF CONTENTS

                                                                                                                       Page
SECTION 1. DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         "Acquisition Price"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         "Applicable Contract"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         "Balance Sheet"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         "Basket" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         "Best Efforts" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         "Breach" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "Cap"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "Closing"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "Closing Balance Sheet"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "Closing Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "Consent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "Contemplated Transactions"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "Contract" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "Damages"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "Effective Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "Ending Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "Encumbrance"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "Environment"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         "Environmental Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         "Environmental, Health, and Safety Liabilities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         "Environmental Indemnification Rights" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         "Environmental Law"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         "ERISA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         "Escrow Agent" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         "Escrow Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         "Escrow Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         "Facilities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         "GAAP" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         "Governmental Authorization" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         "Governmental Body"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         "Hazardous Activity" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         "Hazardous Materials"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         "Intellectual Property"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         "Interim Balance Sheet"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         "IRC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5



                                      ii
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
         "IRS"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         "Knowledge"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         "Legal Requirement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         "Merger" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         "Noncompetition Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         "Occupational Safety and Health Law" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         "Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         "Ordinary Course of Business"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         "Organizational Documents" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         "Parent's Closing Documents" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         "Parent's Disclosure Letter" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         "Parent Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         "Person" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         "PIMI Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         "Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         "Plan of Merger" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         "Pre-Closing Tax Period" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         "Proceeding" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         "Registration Rights Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         "Related Person" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         "Release"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         "Representative" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         "Securities Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         "Share Price"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         "Shareholder Cash Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         "Shareholders Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         "Shareholders' Closing Documents"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         "Shareholders' Disclosure Letter"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         "Shares" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         "Stock Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         "Subsidiary" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         "Surviving Corporation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         "Tax"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         "Tax Return" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         "Threat of Release"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         "Threatened" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         "Voting Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

SECTION 2. MERGER; CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.1     Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.2.    Continuing of Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.3.    Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.4.    Corporate Government . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10





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
         2.5.    Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.6     Rights and Liabilities of the Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.7     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.8     Closing Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.9     Appointment of Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . .  15
         3.1     Organization and Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.2     Authority; No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.3     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.4     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.5     Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.6     Title to Properties; Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.7     Condition and Sufficiency of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.8     Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.9     Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.10    No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.11    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.12    No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.13    Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         "Company Other Benefit Obligation" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         "Company Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         "Company VEBA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         "ERISA Affiliate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         "Multi-Employer Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         "Other Benefit Obligations"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         "PBGC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         "Pension Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         "Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         "Plan Sponsor" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         "Qualified Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         "Title IV Plans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         "VEBA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         "Welfare Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.14    Compliance with Legal Requirements; Governmental Authorizations  . . . . . . . . . . . . . . . . . .  26
         3.15    Legal Proceedings; Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.16    Absence of Certain Changes and Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.17    Contracts; No Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         3.18    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3.19    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         3.20    Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         3.21    Labor Relations; Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37





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
         3.22    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         3.23    Certain Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         3.24    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         3.25    Relationships with Related Persons . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         3.26    Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 4. REPRESENTATIONS AND WARRANTIES OF PARENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.1     Organization and Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.2     Authority; No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.3     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.4     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.5     Certain Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.6     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.7     Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.8     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.9     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.10    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         4.11    No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

SECTION 5.  COVENANTS OF SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.1     Access and Investigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.2     Operation of the Business of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         5.3     Negative Covenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         5.4     Required Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         5.5     Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         5.6     Payment of Indebtedness by Related Persons . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         5.7     No Negotiation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         5.8     Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         5.9     Filing of Short Period Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         5.10    Cooperation on Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         5.11    Other Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         5.13    Employee Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

SECTION 6. COVENANTS OF PARENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         6.1     Approvals of Governmental Bodies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         6.2     Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         6.3     Cooperation on Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         6.4     Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         6.5     Release of Personal Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

SECTION 7. CONDITIONS PRECEDENT TO PARENT'S OBLIGATION TO CLOSE . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         7.1     Accuracy of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

         7.2     Shareholders' Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         7.3     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         7.4     Additional Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         7.5     No Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         7.6     No Claim Regarding Stock Ownership or Sale Proceeds  . . . . . . . . . . . . . . . . . . . . . . . .  49
         7.7     No Prohibition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         7.8     Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         7.9     Tax Certification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

SECTION 8. CONDITIONS PRECEDENT TO SHAREHOLDERS' OBLIGATION TO CLOSE  . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.1     Accuracy of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.2     Parent's Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.3     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.4     Additional Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.5     No Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         8.6     Release of Personal Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         8.7     Employment of Shareholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         8.8     No Prohibition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         8.11    Southwestern Ice, Inc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

SECTION 9. TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         9.1     Termination Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         9.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

SECTION 10.  INDEMNIFICATION; REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         10.1    Survival; Right to Indemnification; Knowledge  . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         10.2    Indemnification and Payment of Damages by Shareholder  . . . . . . . . . . . . . . . . . . . . . . .  53
         10.3    Indemnification and Payment of Damages by Shareholder--Environmental Matters                          54
         10.4    Indemnification and Payment of Damages by Parent . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         10.5    Time Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         10.6    Limitations on Amount -- Shareholders and Minority Shareholders  . . . . . . . . . . . . . . . . . .  56
         10.7    Additional Limitations on Indemnification Rights.  . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.8    Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.9    Sole Remedy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.10   Procedure for Indemnification -- Third Party Claims  . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.11   Procedure for Indemnification -- Other Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         10.12   Payment in Cash or Parent Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         10.13   Subrogation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

SECTION 11. GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

         11.1    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         11.2    Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         11.3    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         11.4    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         11.5    Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         11.6    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         11.7    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         11.8    Entire Agreement and Modification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         11.9    Disclosure Letters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         11.10   Assignments, Successors, and No Third-Party Rights . . . . . . . . . . . . . . . . . . . . . . . . .  63
         11.11   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         11.12   Section Headings, Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         11.13   Time of Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         11.14   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         11.15   Enforcement; Venue; Service of Process . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         11.16   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

                                    EXHIBITS

                                                                                                          Exhibit Nos.
                                                                                                          ------------
Noncompetition Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Exhibit 2.8(a)(ii)
Investment Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Exhibit 2.8(a)(iv)
Escrow Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Exhibit 2.8(c)(i)
Plan of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Exhibit 2.8(c)(ii)
Opinion of Cox & Smith Incorporated.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Exhibit 7.4(a)
Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.  . . . . . . . . . . . . . . . . . . . . . . . . . .  Exhibit 8.4(a)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made as of March 25, 1997, by and among Packaged Ice, Inc., a Texas corporation ("Parent"), Packaged Ice STPI, Inc. ("Subco"), a Texas corporation and a direct wholly-owned subsidiary of Parent, Southwest Texas Packaged Ice, Inc., a Texas corporation (the "Company"), and Liza B. Lewis and A.J. Lewis III (collectively, the "Shareholders"). The persons listed on the signature page hereof under the heading Minority Shareholders (hereinafter the "Minority Shareholders") are also entering into this Agreement for the limited purposes specifically set forth herein.

                               R E C I T A L S :

         WHEREAS, the respective Boards of Directors of Parent, Subco and the Company have each approved the merger of the Company with and into Subco (the "Merger"), upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein the parties hereto covenant and agree as follows:

                             SECTION 1. DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

"ACQUISITION PRICE" has the meaning set forth in Section 2.5(d).

"APPLICABLE CONTRACT" means any Contract to which the Company is a party or bound (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or
(c) by which the Company or any of the assets owned or used by it is or may become bound.

"BALANCE SHEET" has the meaning set forth in Section 3.4.

"BASKET" has the meaning set forth in Section 10.6.

"BEST EFFORTS" means the efforts that a reasonably prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as reasonably practicable; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

"BREACH" means that a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in such representation or warranty or breach of, or any failure to perform or comply with any covenant, obligation, or other provision contained herein.

"CAP" has the meaning set forth in Section 10.6.

"CLOSING" has the meaning set forth in Section 2.7.

"CLOSING BALANCE SHEET" means the audited balance sheet of the Company as at December 31, 1996.

"CLOSING DATE" means the date and time as of which the Closing actually takes place.

"CONSENT" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

"CONTEMPLATED TRANSACTIONS" means all of the transactions contemplated by this Agreement, including:

         (a)     the Merger;

         (b) the execution, delivery, and performance of Noncompetition Agreement, the Registration Rights Agreement, and the Escrow Agreement;

         (c) the performance by the parties of their respective covenants and obligations under this Agreement; and

         (d)     Subco's acquisition of the Company through the Merger.

"CONTRACT" means any agreement, contract, obligation, promise, or undertaking (whether written or oral) that is legally binding.

"DAMAGES" has the meaning set forth in Section 10.2.

"EFFECTIVE DATE" has the meaning set forth in Section 2.3.

"ENDING DATE" has the meaning set forth in Section 9.1(e).

"ENCUMBRANCE" means any charge, claim, community property interest, condition, equitable interest including any equitable servitude, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"ENVIRONMENT" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

"ENVIRONMENTAL CLAIM" has the meaning set forth in Section 10.13.

"ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

         (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

         (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

         (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

         (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

"ENVIRONMENTAL INDEMNIFICATION RIGHTS" has the meaning set forth in Section
10.13.

"ENVIRONMENTAL LAW" means any law, regulation, ordinance, order, injunction, decree, consent decree, judgement or administrative directive relating to the Environment, public health and safety, occupational health and safety and transportation including without limitation all such standards of conduct or bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labelling, testing, processing, discharge, release, control or cleanup of any waste, hazardous materials, substances, chemical substances or mixtures, pesticides, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation

"ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"ESCROW AGENT"  shall mean Texas Commerce Bank National Association.

"ESCROW AGREEMENT" has the meaning set forth in Section 2.8(c).

"ESCROW AMOUNT" has the meaning set forth in Section 2.5(e).

"FACILITIES" means any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.

"GAAP" means generally accepted accounting principles as employed in the United States of America. Wherever in this Agreement reference is made to a calculation to be made in accordance with GAAP, such reference shall be deemed to be to the GAAP from time to time applicable as at the date on which such calculation is made or required to be made in accordance with GAAP.

"GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"GOVERNMENTAL BODY" means any:

         (a) nation, state, county, city, town, village, district, or other legally recognized jurisdiction of any nature;

         (b) federal, state, local, municipal, foreign, or other legally recognized government;

         (c) governmental or legally recognized quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

         (d)     multi-national organization or body; or

         (e) body legally exercising, or legally entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"HAZARDOUS ACTIVITY" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger or poses an unreasonable risk of harm to persons or property on or off the Facilities or that may affect the value of the Facilities or the Company.

"HAZARDOUS MATERIALS" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic under or pursuant to any Environmental Law, including any admixture or solution thereof having hazardous characteristics, and specifically including petroleum and any derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

"INTELLECTUAL PROPERTY" means all patents, trademarks, trade names, copyrights, technology, trade secrets, know-how, formulas and processes which are owned or used by the Company.

"INTERIM BALANCE SHEET" has the meaning set forth in Section 3.4.

"IRC" means the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

"KNOWLEDGE" means an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

         (a) such individual is actually aware of such fact or other matter; or

         (b) a reasonably prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

         A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has Knowledge of such fact or other matter; provided, however, the Company will be deemed to have Knowledge of a particular fact or other matter if Shareholders have such Knowledge.

"LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, existing principle of common law, regulation, statute, or treaty.

"MERGER" has the meaning set forth in Section 2.1.

"MINORITY SHAREHOLDER CASH AMOUNT" has the meaning set forth in Section 2.5(e).

"MISSION" means Mission Party Ice, Inc., a Texas corporation.

"NONCOMPETITION AGREEMENT" has the meaning set forth in Section 2.8(a)(ii).

"OCCUPATIONAL SAFETY AND HEALTH LAW" means any Legal Requirement (other than common law principles) designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any governmental program designed to provide safe and healthful working conditions.

"ORDER" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"ORDINARY COURSE OF BUSINESS" An action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

         (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

         (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

"ORGANIZATIONAL DOCUMENTS" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

"PARENT'S CLOSING DOCUMENTS" has the meaning set forth in Section 4.2.

"PARENT'S DISCLOSURE LETTER" means the disclosure schedule delivered by Parent to Shareholders concurrently with the execution and delivery of this Agreement which is attached hereto and incorporated herein by reference.

"PARENT STOCK" has the meaning set forth in Section 2.5(e).

"PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"PIMI AGREEMENT" has the meaning set forth in 10.6.

"PLAN" has the meaning set forth in Section 3.13.

"PLAN OF MERGER" shall have the meaning set forth in 2.8(c)(ii).

"PRE-CLOSING TAX PERIOD" means any Tax period ending on or before the close of business on the Closing Date.

"PROCEEDING" means any action, arbitration, audit, hearing, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in Section 6.9.

"RELATED PERSON" means, with respect to a particular individual:

         (a)     each other member of such individual's Family;

         (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

         (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

         (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         Related Person also means, with respect to a specified Person other than an individual:

         (e) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

         (f)     any Person that holds a Material Interest in such specified
Person;

         (g) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

         (h)     any Person in which such specified Person holds a Material
Interest;

         (i) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

         (j) any Related Person of any individual described in clause (b) or (c).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses,
(iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

"RELEASE" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

"REPRESENTATIVE" means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"SECURITIES ACT" means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"SHARE PRICE" has the meaning set forth in Section 2.5(c).

"SHAREHOLDER CASH AMOUNT" has the meaning set forth in Section 2.5(e).

"SHAREHOLDERS AGREEMENT" has the meaning set forth in Section 2.8(a)(vi).

"SHAREHOLDERS' CLOSING DOCUMENTS" has the meaning set forth in Section 3.2.

"SHAREHOLDERS' DISCLOSURE LETTER" means the disclosure schedule, delivered by the Company and the Shareholders to Parent concurrently with the execution and delivery of this Agreement, and any supplements thereto delivered prior to or concurrently with the Closing, which schedule and supplements are incorporated herein by reference.

"SHARES" means all of the shares of the $1.00 par value common stock of the Company owned by the Shareholders and the Minority Shareholders.

"STOCK AMOUNT" has the meaning set forth in Section 2.5(e).

"SUBSIDIARY" means, with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held, directly or indirectly by the Owner; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

"SURVIVING CORPORATION" has the meaning set forth in Section 2.1.

"TAX" means any tax (including without limitation any tax on gross income, net income, franchise, gross receipts, royalty, capital gains, value added, sales, property, ad valorem, transfer, license, use, profits, windfall profits, withholding on amounts paid to or by the Company, payroll, employment, excise, severance, stamp, occupation, premium, gift, or estate), levy, assessment, tariff, duty (including customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

"TAX RETURN" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

"THREAT OF RELEASE" means a substantial likelihood of a Release that would require action in order to prevent or mitigate damage to the Environment resulting from such Release.

"THREATENED" means a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or (to the extent of each of the Shareholders' Knowledge) if any other event has occurred or any other circumstances exist, with respect to which either of the Shareholders would reasonably conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

"VOTING AGREEMENT" has the meaning set forth in Section 2.8(a)(v).


                           SECTION 2. MERGER; CLOSING

         2.1 Merger. In accordance with the provisions of the business corporation laws of the States of Texas, at the Effective Date, the Company shall be merged (the "Merger") into Subco and Subco shall be the surviving corporation (the "Surviving Corporation") and as such shall continue to be governed by the laws of the State of Texas. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization pursuant to Sections 368(a)(1)(A) and (a)(2)(D) of the IRC.

         2.2. Continuing of Corporate Existence. Except as may otherwise be set forth herein, the corporate existence and identity of Subco, with all its purposes, powers, franchises, privileges, rights and immunities, shall continue unaffected and unimpaired by the Merger, and the corporate existence and identity of the Company, with all its purposes, powers, franchises, privileges, rights and immunities, at the Effective Date shall be merged with and into that of Subco, and the Surviving Corporation shall be vested fully therewith and the separate corporate existence and identity of the Company shall thereafter cease except to the extent continued by statute.

         2.3. Effective Date. The Merger shall become effective upon the occurrence of the issuance of the certificate of merger (the "Effective Date") by the Secretary of State of the State of Texas upon filing on the Closing Date of the articles of merger (with the Plan of Merger attached thereto) with the Secretary of the State of Texas pursuant to Article 5.04 of the Texas Business Corporation Act (the "Articles of Merger").

         2.4.    Corporate Government.

                 a) The Articles of Incorporation of Subco as in effect on the Effective Date, shall continue in full force and effect and shall be the Articles of Incorporation of the Surviving Corporation; provided, however, Article I of the Articles of Incorporation of Subco shall be amended to read in its entirety as follows:

                 "The name of the corporation shall be Southwest Texas Packaged Ice, Inc.".

                 (b) The Bylaws of Subco, as in effect as of the Effective Date, shall continue in full force and effect and shall be the Bylaws of the Surviving Corporation.

                 (c) The members of the Board of Directors and the officers of the Surviving Corporation shall be the persons holding such offices with Subco as of the Effective Date.

         2.5. Conversion of Shares. The manner and basis of converting the Shares shall be as follows:

                 (a) Each Share which is issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive the Share Price which shall be payable, without interest thereon, upon the surrender of the certificate formerly representing such Share, in accordance with Section 2.5(e) below.

                 (b) Each Share shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist.

                 (c) As used herein, the term "Share Price" shall mean an amount equal to (x)/(y), where (x) is the Acquisition Price (as defined below), and where (y) is the total number of outstanding Shares.

                 (d) As used herein, the term "Acquisition Price" shall mean $1,353,840.00.

                 (e) At the Closing, Parent will pay approximately 51.2% of the Acquisition Price in the form of Parent's common stock, par value $.01 per share ("Parent Stock") and approximately 48.8% of the Acquisition Price in the form of cash as follows:

                          (i) to the Shareholders, $389,572.00 in cash (the "Shareholder Cash Amount") and 69,350 newly issued shares of Parent Stock valued at $10.00 per share (the "Stock Amount");

                          (ii) to the Minority Shareholders, an aggregate of $270,768.00 in cash (the "Minority Shareholder Cash Amount");

         provided, however, approximately 5% (3,468 shares) of the Stock Amount, approximately 5% ($19,476.00) of the Shareholder Cash Amount and approximately 5% ($13,538.00) of the Minority Shareholders Cash Amount will be placed in escrow (the "Escrow Amount"), to be held by the Escrow Agent in accordance with the Escrow Agreement for a period of twelve months.

                 (f) Each share of common stock par value $.01 per share of Subco which shall be outstanding immediately prior to the Effective Date shall, at the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock of the Surviving Corporation.

                 (g) The stock transfer books of the Company shall be closed as of the close of business on the Effective Date, and no transfer of record of any of the Shares shall take place thereafter.

                 (h) No fractional shares of Parent Stock and no certificates or scrip therefor shall be issued.

                 (i) All of the Parent Stock, when delivered pursuant to the provisions of this Agreement, shall be validly issued, fully paid and nonassessable.

                 (j) At the Effective Date, the holders of certificates representing Shares shall thereupon cease to have any rights with respect to such Shares and shall surrender certificates representing the Shares to Parent whereupon such holders shall receive a certificate or certificates for the number of shares of Parent Stock and/or cash to which such holder is entitled under this Section 2.5.

         2.6 Rights and Liabilities of the Surviving Corporation. As of the Effective Date, the Surviving Corporation shall have the following rights and obligations, pursuant to Article 5.06 of the Texas Business Corporation Act.

                 (a) All rights, title and interests to all real estate and other property owned by the Company and Subco shall be allocated to and vested in the Surviving Corporation without reservation or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon.

                 (b) All liabilities and obligations of the Company and Subco shall be allocated to the Surviving Corporation, and the Surviving Corporation shall be the primary obligor therefor and, except as otherwise provided by law or contract, no other party to the merger, other than the Surviving Corporation, shall be liable thereon.

                 (c) A proceeding pending by or against the Company may be continued as if the Merger did not occur, or the Surviving Corporation to which the liability, obligation, asset or right associated with such proceeding is allocated to and vested in may be substituted in the proceeding.

                 (d) The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the laws of the State of Texas.

         2.7 Closing. Consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Parent's counsel at 1500 NationsBank Plaza, San Antonio, Texas 78205, at 10:00 a.m. (local time) on the first business day following ten (10) days after the conditions set forth in Section 7 and Section 8 have been met or waived, or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this
Section 2.7 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         2.8     Closing Obligations.  At the Closing:

                 (a)      Shareholders will deliver to Parent:

                          (i) certificates representing the Shares to be surrendered to Subco and Parent;

                          (ii)    Noncompetition Agreement in the form of
                 Exhibit 2.8(a)(ii), executed by Shareholders (the "Noncompetition Agreement");

                          (iii) a certificate executed by Shareholders representing and warranting to Parent and Subco that Shareholders' representations and warranties in this

                 Agreement are accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the initial disclosure of the Shareholders' Disclosure Letter which were delivered on or prior to the Closing in accordance with Section 5.5);

                          (iv) investment letter executed by Shareholders in the form attached hereto as Exhibit 2.8(a)(iv);

                          (v) Amended and Restated Voting Agreement dated September 20, 1995 as amended by Amendment No. 1 to Amended and Restated Voting Agreement dated January 17, 1997 (as amended, the "Voting Agreement") executed by Liza B. Lewis; and

                          (vi) Amended and Restated Shareholders Agreement dated September 20, 1995 as amended by Amendment No. 1 to Amended and Restated Shareholders Agreement dated January 17, 1997 (as amended, the "Shareholders Agreement") executed by Liza B. Lewis.

                 (b) Parent will deliver to Shareholders or Minority Shareholders, as the case may be:

                          (i) the Shareholder Cash Amount (less the amount to be placed in escrow) by wire transfer in immediately available funds to an account designated by Shareholders, as may be selected by Shareholders;

                          (ii) the Minority Shareholder Cash Amount (less the amount to be placed in escrow) by bank cashier's or certified checks payable to the order of the Minority Shareholders entitled to receive such funds Shareholders, or by wire transfer in immediately available funds to the accounts designated by the respective Minority Shareholders, as may be selected by Shareholders;

                          (iii) the Stock Amount (less the amount to be placed in escrow), issued to Shareholders;

                          (iv) the Noncompetition Agreement executed by Parent;

                          (v) a certificate executed by Parent to the effect that, except as otherwise stated in such certificate, each of Parent's representations and warranties in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date; and

                          (vi) the Registration Rights Agreement executed by Parent.

                 (c)      Parent and Shareholders will enter into:

                          (i) an escrow agreement substantially in the form of Exhibit 2.8(c)(i) with such revisions and modifications as may be required by the Escrow Agent and are reasonably acceptable to the Shareholders and Parent (the "Escrow Agreement") with the Escrow Agent, subject to revisions as may reasonably be requested by the Escrow Agent; and

                          (ii) the Articles of Merger, together with the Plan of Merger in the form attached hereto as Exhibit 2.8(c)(ii) (the "Plan of "Merger"), shall be executed by Subco and the Company and filed with the Secretary of State of the State of Texas.

                 (d) Parent will deliver to the Escrow Agent to the held in escrow pursuant to the Escrow Agreement;

                          (i)     approximately 5% of the sum of the
                 Shareholder Cash Amount and the Minority Shareholder Cash Amount; and

                          (ii) approximately 5% of the Stock Amount issued in the name of the Shareholders.

         2.9     Appointment of Representative.

         (a) The Shareholders and Minority Shareholders hereby appoint A.J. Lewis III as their representative (as used in this Section 2.9, the "Representative") who shall have full power and authority to take all actions necessary or permitted to effectuate the transactions contemplated hereby, to undertake the defense or settlement of any claims for which the Shareholders or Minority Shareholders may be required to indemnify Parent, Subco or the Surviving Corporation, to waive any or all of the conditions precedent set forth in Section 8 on behalf of the Shareholders and Minority Shareholders and to take all such other actions provided in the Escrow Agreement to be taken by the Representative (and any other actions reasonably related or ancillary thereto), including the power to execute and deliver the Escrow Agreement and such other documents as may be necessary for the foregoing purposes.

         (b) The Shareholders and Minority Shareholders also irrevocably authorize the Representative to be the recipient of any notice required to be given or made by the Parent, Subco or the Surviving Corporation to any of the Shareholders or Minority Shareholders hereunder, and any notice received by the Representative shall be deemed for all purposes to be received by all of the Shareholders and Minority Shareholders.

         (c) All decisions and actions by the Representative, including any agreement between the Representative and the Parent, Subco or the Surviving Corporation relating to any defense or settlement of any claims for which a Shareholder or Minority Shareholder may be required to indemnify the Parent, Subco or the Surviving Corporation hereunder, any decision, action or agreement to be made or taken under the Escrow Agreement or any other action provided herein to be taken by Representative, shall be binding upon all of the Shareholders and Minority Shareholders, and no Shareholder or Minority Shareholder shall have the right as between such Shareholder or Minority Shareholder and Parent, Subco or the Surviving Corporation to object, dissent, protest or otherwise contest the same.

         (d) The provisions of this Section 2.9 shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of each of the Shareholders and each of the Minority Shareholders.


                   SECTION 3. REPRESENTATIONS AND WARRANTIES
                        OF THE COMPANY AND SHAREHOLDERS

         Except as set forth in the Shareholders' Disclosure Letter, which shall indicate the Section to which exceptions relate, the Company and Shareholders, jointly and severally, and the Minority Shareholders severally (as limited by Section 10.7), and solely with respect to Section 3.3(b), represent and warrant to Parent and Subco as follows:

         3.1     Organization and Good Standing.

                 (a) Part 3.1 of the Shareholders' Disclosure Letter contains a complete and accurate list for the Company of its name, jurisdiction of incorporation, other jurisdictions in which it is authorized to do business. The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. The Company has no Subsidiaries.

                 (b) Shareholders have delivered to Parent copies of the Organizational Documents of the Company, as currently in effect.

                 (c)      The Company has no Subsidiaries.

         3.2     Authority; No Conflict.

                 (a) This Agreement constitutes the legal, valid, and binding obligation of the Company and the Shareholders, enforceable against the Company and the Shareholders in accordance with its terms. Upon the execution and delivery by Shareholders of the Escrow Agreement, the Registration Rights Agreement, and the Noncompetition Agreement (collectively, the "Shareholders' Closing Documents"), the Shareholders' Closing

         Documents will constitute the legal, valid, and binding obligations of the Shareholders, enforceable against Shareholders in accordance with their respective terms. The Company and the Shareholders have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Shareholders' Closing Documents and to perform their respective obligations under this Agreement and the Shareholders' Closing Documents. The Shareholders have held a shareholder meeting (or have executed a consent) and have duly adopted all resolutions required by law to approve the Merger. Except as set forth in Part 3.2 of the Shareholder' Disclosure Letter, neither the execution and delivery of this Agreement by Shareholders and the Company nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                          (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the shareholders of the Company;

                          (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person a valid basis to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or Shareholders, or any of the assets owned or used by the Company, may be subject;

                          (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                          (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                          (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

         Except as set forth in Part 3.2 of the Shareholders' Disclosure Letter, neither the Shareholders nor the Company are required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                 (d) Each of the Shareholders is acquiring the Parent Stock for his own account and not with a view to the distribution thereof within the meaning of Section 2(11) of the

         Securities Act.   Each of the Shareholders is an "accredited investor"
         as such term is defined in Rule 501(a) under the Securities Act.

         3.3     Capitalization.

         (a) The authorized equity securities of the Company consist of 1,000,000 shares of common stock, par value $1.00 per share, of which 1,250 shares are issued and outstanding and constitute the Shares.

         (b) The Shareholders and Minority Shareholders are the record and beneficial owners and holders of the Shares as set forth in Part 3.3 of the Shareholders' Disclosure Letter, free and clear of all Encumbrances. Except as set forth on Part 3.3 of the Shareholders' Disclosure Letter, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company.

         (c) All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own and has no Contract to acquire, any equity securities or other securities of any Person (other than the Company) or any direct or indirect equity or ownership interest in any other business.

         3.4     Financial Statements.   Shareholders have delivered to Parent:
(a) unaudited balance sheets of the Company as at December 31, 1993 and December 31, 1994, and the related unaudited statements of income, changes in shareholders' equity, and cash flow for each of the fiscal years then ended,
(b) a balance sheet of the Company as at December 31, 1995 (including the notes thereto, if any, the "Balance Sheet"), and the related statements of income, changes in shareholders' equity, and cash flow for the fiscal year then ended, (c) an unaudited balance sheet of the Company as at September 30, 1996 (the "Interim Balance Sheet") and the related unaudited statements of income, changes in shareholders' equity, and cash flow for the nine months then ended, including in each case the notes thereto, if any, and (d) the audited Closing Balance Sheet, and the audited statements of income, changes in shareholder's equity, and cash flow for the fiscal year then ended, including in each case the notes thereto, if any. Such financial statements and notes fairly present the financial condition and the results of operations, changes in shareholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, and, with respect to the Closing Balance Sheet, in accordance with GAAP, subject, in the case of unaudited financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse), the absence of notes and such other differences as are described in
Part 3.4 of Shareholders' Disclosure Letter; the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements, or in Part 3.4 of the Shareholders' Disclosure Letter.

         3.5 Books and Records. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Parent, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. All of those books and records are in the possession of the Company.

         3.6 Title to Properties; Encumbrances. Part 3.6 of the Shareholders' Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned or previously owned by the Company. Shareholders have delivered or made available to Parent copies of the deeds and other instruments (as recorded) by which the Company acquired or disposed of such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Shareholders or the Company and relating to such property or interests. The Company does not own any real property. The Company owns (with good and indefeasible title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Closing Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Shareholders' Disclosure Letter and personal property sold since the date of the Closing Balance Sheet in the Ordinary Course of Business, or otherwise as permitted herein), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Closing Balance Sheet (except for personal property acquired and sold since the date of the Closing Balance Sheet in the Ordinary Course of Business and consistent with past practice or otherwise as permitted herein), which subsequently purchased or acquired properties and assets (other than accounts receivable, inventory and short-term investments) are listed in Part 3.6 of the Shareholders' Disclosure Letter. All material properties and assets reflected in the Closing Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Closing Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Closing Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists,
(c) liens for current taxes not yet due, and (d) statutory and nonstatutory landlord liens, and (e) liens on property which do not materially affect the operation of the business of the Company.

         3.7     Condition and Sufficiency of Assets.  Except as set forth in
Part 3.7 of the Shareholders' Disclosure Letter, the property and assets of the Company are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses to which they are being put, and none of such property and assets is in need of repairs except for ordinary, routine repairs that are due to ordinary wear and tear, or are not material in nature or cost. The property and assets of the Company are sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

         3.8     Accounts Receivable.

         (a) All accounts receivable of the Company that are reflected on the Closing Balance Sheet (collectively, the "Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are current and collectible net of the respective reserves shown on the Closing Balance Sheet. Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within one hundred eighty (180) days after the day on which it
first becomes due and payable.   There is no contest, claim, or right of
set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

         (b) Part 3.8(b) of the Shareholders' Disclosure Letter lists all accounts receivable which the Company has written off in during the last three fiscal years ending December 31, 1996. Parent agrees to reimburse Shareholders for any amounts which the Surviving Corporation receives after the Closing for such accounts, less any costs incurred after the Closing Date collecting such payments.

         3.9 Inventory. The inventory of the Company, whether or not reflected in the Closing Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Closing Balance Sheet. All inventories not written off have been priced at the lower of cost or net realizable value on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

         3.10 No Undisclosed Liabilities. Except as set forth in Part 3.10 of the Shareholders' Disclosure Letter and obligations and liabilities arising under the Applicable Contracts, the Company has no liabilities or obligations of the type required to be reflected as liabilities on a balance sheet prepared in accordance with GAAP except for liabilities or obligations reflected or reserved against in the Balance Sheet, the Interim Balance Sheet or the Closing Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         3.11    Taxes.

                 (a) The Company has filed or caused to be filed (on a timely basis since inception) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Shareholders have delivered or made available to Parent copies of all such Tax Returns relating to income or franchise taxes filed since inception. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Shareholders or the Company, except such Taxes, if any, as are listed in Part 3.11 of the Shareholders' Disclosure Letter and are being contested in good faith and as to which adequate reserves have been provided in the Closing Balance Sheet.

                 (b) The United States federal income and state franchise Tax Returns of the Company subject to such Taxes have been audited by the IRS or relevant state tax authorities as set forth on Part 3.11 of the Shareholders' Disclosure Letter. Part 3.11 of the Shareholders' Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 3.11 of the Shareholders' Disclosure Letter, are being contested in good faith by appropriate proceedings. Part 3.11 of the Shareholders' Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by the Company or any group of corporations including the Company for all taxable years since December 31, 1995, and the resulting deficiencies proposed by the IRS. Except as described in Part 3.11 of the Shareholders' Disclosure Letter, neither the Shareholders nor the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

                 (c) The charges, accruals, and reserves with respect to Taxes on the respective books of the Company are adequate and are at least equal to that Company's liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Closing Balance Sheet or in Part 3.11 of the Shareholders' Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person. The Shareholders is not subject to withholding under Section 1445 of the IRC with respect to any transaction contemplated hereby. The Company has not been a member of any affiliated group (as defined in IRC Section 1504(a) or consolidated, combined or unitary group for purposes of any other Taxes. None of the material property used by the Company is subject to a lease, other than a "true" lease for federal income tax purposes.

                 (d) All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement. The Company has had a valid election to be taxed as an S corporation in effect since its inception and through the date of the Merger.

                 (e) There is no plan or intention by the Shareholders or the Minority Shareholders, and to the Knowledge of the Company, there is no plan or intention on the part of the Shareholders or the Minority Shareholders to sell, exchange, or otherwise dispose of a number of shares of Parent Stock to be received by them hereunder that would reduce the Shareholders' ownership of Parent Stock to a number of shares having a value, as of the Effective Date, of less than fifty percent (50%) of the value of all of the formerly outstanding Shares as of the Effective Date. For the purposes of this representation, the Shares exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Parent Stock will be treated as outstanding Shares on the Effective Date. The Shares and shares of Parent Stock held by Shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Effective Date will be considered in making this representation.

                 (f) To Shareholders' Knowledge, Subco will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger. For the purposes of this representation, amounts paid by the Company to dissenters, amounts paid by the Company to Shareholders who receive cash or other property, the Company's assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular normal dividends) made by the Company immediately preceding the transfer, will be included as assets of the Company held immediately prior to the Merger.

                 (g) To Shareholders' Knowledge, the liabilities of the Company assumed by Subco and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business.

                 (h) Parent, Subco, the Company and the Shareholders will pay their respective expenses, if any, incurred in connection with the Merger.

                 (i) To Shareholders' Knowledge, there is no intercompany indebtedness existing between Parent and the Company or between Subco and the Company that was issued, acquired, or will be settled at a discount.

                 (j) To Shareholders' Knowledge, the Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the IRC.

                 (k) To Shareholders' Knowledge, the fair market value of the assets of the Company transferred to Subco will equal or exceed the sum of the liabilities assumed by Subco, plus the amount of liabilities, if any, to which the transferred assets are subject.

                 (l) To Shareholders' Knowledge, the Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the IRC.

         3.12 No Material Adverse Change. Except for seasonal fluctuations which could be significant, since the date of the Closing Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and to the Shareholders' Knowledge no event has occurred or circumstance exists that will or is reasonably likely to result in such a material adverse change.

         3.13    Employee Benefits.

                 (a) As used in this Section 3.13, the following terms have the meanings set forth below.

                 "COMPANY OTHER BENEFIT OBLIGATION" means an Other Benefit Obligation owed, adopted, or followed by the Company or an ERISA Affiliate of the Company.

                 "COMPANY PLAN" means all Plans of which the Company or an ERISA Affiliate of the Company is or was a Plan Sponsor, or to which the Company or an ERISA Affiliate of the Company otherwise contributes or has contributed, or in which the Company or an ERISA Affiliate of the Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

                 "COMPANY VEBA" means a VEBA whose members include employees of the Company or any ERISA Affiliate of an Company.

                 "ERISA AFFILIATE" means, with respect to the Company, any other person that, together with the Company, would be treated as a single employer under IRC Section 414.

                 "MULTI-EMPLOYER PLAN" has the meaning given in ERISA Section 3(37)(A).

                 "OTHER BENEFIT OBLIGATIONS" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC Section 132.

                 "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                 "PENSION PLAN" has the meaning given in ERISA Section 3(2)(A).

                 "PLAN" has the meaning given in ERISA Section 3(3).

                 "PLAN SPONSOR" has the meaning given in ERISA Section
3(16)(B).

                 "QUALIFIED PLAN" means any Plan that meets or purports to meet the requirements of IRC Section 401(a).

                 "TITLE IV PLANS" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. Section 1301 et seq., other than Multi-Employer Plans.

                 "VEBA" means a voluntary employees' beneficiary association under IRC Section 501(c)(9).

                 "WELFARE PLAN" has the meaning given in ERISA Section  3(1).

                 (b)      (i)     Part 3.13(b) of the Shareholders' Disclosure
         Letter contains a complete and accurate list of all Company Plans, and identifies as such all Company Plans that are Qualified Plans.
         Neither the Company nor any ERISA Affiliate of the Company has ever established, maintained or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Company Other Benefit Obligations, Company VEBAs, defined benefit Pension Plans, Title IV Plans, or Multi-Employer Plans.

                          (ii) Part 3.13(b) of the Shareholders' Disclosure Letter contains a complete and accurate list of (A) all ERISA Affiliates of the Company , and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

                          (iii) Part 3.13(b) of the Shareholders' Disclosure Letter sets forth the financial cost of all obligations owed under the Company Plans.

                 (c) Shareholders have delivered to Parent, or will deliver to Parent within ten days of the date of this Agreement:

                          (i) all documents that set forth the terms of the Company Plans, and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which Shareholders or the Company are required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans, Company Other Benefit Obligations, and Company VEBAs for which a plan description or summary plan description is not required;

                          (ii) all personnel, payroll, and employment manuals and policies;

                          (iii) all registration statements filed with respect to the Company Plan;

                          (iv) all insurance policies purchased by or to provide benefits under the Company Plans;

                          (v)     all contracts with third party
                 administrators, actuaries, investment managers, consultants, and other independent contractors that relate to the Company Plans;

                          (vi) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to the Company Plans;

                          (vii) all notifications to employees of their rights under ERISA Section 601 et seq. and IRC Section 4980B;

                          (viii) the Form 5500 filed in each of the most recent three plan years with respect to the Company Plan, including all schedules thereto and the opinions of independent accountants;

                          (ix) all notices that were given by the Company or any ERISA Affiliate or any Company Plan to the IRS, or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.13;

                          (x) all notices that were given by the IRS, or the Department of Labor to the Company, any ERISA Affiliate of an Company, or any Company Plan within the four years preceding the date of this Agreement;

                          (xi) with respect to Qualified Plans, the most recent determination letter for each Plan of the Company that is a Qualified Plan; and

                 (d) Except as set forth in Part 3.13(d) of the Shareholders' Disclosure Letter:

                          (i) The Company has performed all of respective obligations under all Company Plans. The Company has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans, that have accrued but are not due.

                          (ii) No statement, either written or oral, has been made by any Acquired Company to any Person with regard to any Plan that was not in accordance with the Plan and that could have an adverse economic consequence to the Company or to Parent.

                          (iii) The Company, with respect to all Company Plans, is, and the Company Plans are, in full compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.13.

                                  (A)      No transaction prohibited by ERISA
                          Section 406 and no "prohibited transaction" under IRC Section 4975(c) have occurred with respect to the Company Plan.

                                  (B) Neither the Shareholders nor Company has any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

                                  (C)      Neither the Shareholders nor the
                          Company has any liability under ERISA Section 502 or
                          Section  4071.

                                  (D)      All filings required by ERISA and
                          the IRC as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                                  (E)      All contributions and payments made
                          or accrued with respect to all Company Plans, are deductible under IRC Section 162 or Section 404. No amount, or any asset of any Company Plan, is subject to tax as unrelated business taxable income.

                          (iv) The Company Plan can be terminated within sixty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

                          (v) Since the Company's inception, there has been no amendment of the Company Plans.

                          (vi) No event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

                          (vii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, the Company Plans, is pending or, to Shareholders' Knowledge, is Threatened.

                          (viii) Except as otherwise described in Part 3.13 of the Shareholders' Disclosure Letter, the Company has no Company Plan which is a stock bonus, pension, or profit-sharing plan within the meaning of IRC Section 401(a).

                          (ix) Each Qualified Plan of the Company is qualified in form and operation under IRC Section 401(a); each trust for each such Plan is exempt from federal income tax under IRC Section 501(a). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

                          (x) The Company and each ERISA Affiliate of the Company have met the minimum funding standard, and has made all contributions required, under ERISA Section 302 and IRC
                 Section  402.

                          (xi)    No Company Plan is subject to Title IV of
                 ERISA.

                          (xii) No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA Section 307 or IRC Section 401(a)(29).

                          (xiii) No accumulated funding deficiency, whether or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan.

                          (xiv)   Except to the extent required under ERISA
                 Section 601 et seq. and IRC Section 4980B, the Company does not provide health or welfare benefits for any retired or former employee and is not obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

                          (xv) The Company has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

                          (xvi) Shareholders and the Company have complied with the provisions of ERISA Section 601 et seq. and IRC
                 Section  4980B.

                          (xvii)  The consummation of the Contemplated
                 Transactions will not result in the payment, vesting, or acceleration of any benefit.

         3.14    Compliance with Legal Requirements; Governmental
Authorizations.

                 (a) Except as set forth in Part 3.14 of the Shareholders' Disclosure Letter and to the Shareholders' Knowledge,

                          (i) the Company is, and at all times since December
                 31, 1995 has been in substantial compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets except where the failure to so comply did not have, will not have, and is not reasonably likely to have, an adverse effect on the business, financial condition and results of operation of the Company;

                          (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) will, or is reasonably likely to, constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) will, or is reasonably likely to, give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                          (iii) the Company has not received, at any time since December 31, 1995, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                 (b) Part 3.14 of the Shareholders' Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by or has been issued to the Company. Each Governmental Authorization listed or required to be listed in
         Part 3.14 of the Shareholders' Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.14 of the Shareholders' Disclosure Letter:

                          (i) the Company is, and at all times since December 31, 1995, has been, in substantial compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part
                 3.14 of the Shareholders' Disclosure Letter;

                          (ii) no event has occurred or circumstance exists that, to the Shareholders' Knowledge, will or is reasonably likely to (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in
                 Part 3.14 of the Shareholders' Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Shareholders' Disclosure Letter;

                          (iii) the Company has not received, at any time since December 31, 1995 any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental

                 Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                          (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14 of the Shareholders' Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

         The Governmental Authorizations listed in Part 3.14 of the Shareholders' Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner they currently conduct and operate such business and to permit the Company to own and use their assets in the manner in which they currently own and use such assets, except where the failure to hold such Governmental Authorization would not have an adverse effect on the business, financial condition and results of operation of the Company.

         3.15    Legal Proceedings; Orders.

                 (a) Except as set forth in Part 3.15 of the Shareholders' Disclosure Letter, there is no pending Proceeding commenced by or against the Company:

                          (i) that otherwise relates to or that will, or is reasonably likely to, adversely affect the business of, or any of the assets owned or used by, the Company; or

                          (ii)    that challenges, or that will, or is
                 reasonably likely to have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To the Knowledge of Shareholders, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that will, or is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. Shareholders have delivered or made available to Parent copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.15 of the Shareholders' Disclosure Letter.

                 (b) Except as set forth in Part 3.15 of the Shareholders' Disclosure Letter and to Shareholders' Knowledge:

                          (i) there is no Order to which the Company or any of the assets owned or used by the Company, is subject;

                          (ii) the Shareholders are not subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and

                          (iii) no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

                 (c) Except as set forth in Part 3.15 of the Shareholders' Disclosure Letter:

                          (i) the Company is, and at all times since December 31, 1995, has been, in substantial compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                          (ii) no event has occurred or circumstance exists that will, or to the Shareholders' Knowledge is reasonably likely to, constitute or result in (with or without notice or lapse of time) a violation of or failure to substantially comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

                          (iii) the Company has not received, at any time since December 31, 1995, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to substantially comply with, any term or requirement of any Order to which the Company, is or has been subject.

         3.16    Absence of Certain Changes and Events.  Except as set forth in
Part 3.16 of the Shareholders' Disclosure Letter or otherwise contemplated in this Agreement, since the date of the Closing Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

                 (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                 (b) amendment to the Organizational Documents of the Company;

                 (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any shareholder, director, officer, or (except in the Ordinary Course of Business) employee;

                 (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

                 (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, or financial condition of the Company;

                 (f) entry into, termination of, or receipt of notice of termination by the Company of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $50,000;

                 (g) sale (other than sales of inventory or obsolete or unusable equipment and vehicles in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property, except as contemplated hereby;

                 (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

                 (i) material change in the accounting methods used by the Company except as disclosed on the Closing Balance Sheet; or

                 (j) agreement, whether oral or written, by the Company to do any of the foregoing.

         3.17    Contracts; No Defaults.

                 (a) Part 3.17(a) of the Shareholders' Disclosure Letter contains a complete and accurate list, and Shareholders have delivered or made available to Parent true and complete copies, of:

                          (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $10,000;

                          (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $10,000;

                          (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $10,000;

                          (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

                          (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property;

                          (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

                          (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                          (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any affiliate of the Company or limit the freedom of the Company or any affiliate of the Company to engage in any line of business or to compete with any Person;

                          (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                          (x) each power of attorney by or to the Company that is currently effective and outstanding;

                          (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                          (xii)   each Applicable Contract for capital
                 expenditures in excess of $10,000;

                          (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

                          (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

                 (b) Except as set forth in Part 3.17(b) of the Shareholders' Disclosure Letter:

                          (i) the Shareholders do not have , and may not, acquire any rights under, and the Shareholders have not become subject to any obligation or liability under, any Applicable Contract that relates to the business of, or any of the assets owned or used by, the Company; and

                          (ii) to the Shareholders' Knowledge, no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

                 (c) Except as set forth in Part 3.17(c) of the Shareholders' Disclosure Letter and to the Shareholders' knowledge, each Applicable Contract identified or required to be identified in
         Part 3.17(a) of the Shareholders' Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

                 (d) Except as set forth in Part 3.17(d) of the Shareholders' Disclosure Letter:

                          (i) the Company is, and at all times since December 31, 1995 has been, in substantial compliance with all applicable terms and requirements of each Applicable Contract identified or required to be identified in Part 3.17(a) of the Shareholders' Disclosure Letter under which such Company has or had any obligation or liability or by which such Company or any of the assets owned or used by such Company is or was bound;

                          (ii) to Shareholders' Knowledge, each other Person that has or had any obligation or liability under any Applicable Contract under which the Company has or had any rights is, and at all times since December 31, 1995 has been, in substantial compliance with all applicable terms and requirements of such Applicable Contract;

                          (iii) to Shareholders' Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) will, or is reasonably likely to, result in a material violation or breach of, or give the Company or other party thereto the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                          (iv) the Company has not given to or received from any other Person, since December 31, 1995, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Applicable Contract.

                 (e) There are no pending renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Applicable Contracts with any Person and no such Person has made written demand for such renegotiation.

                 (f) The Applicable Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into without the commission by the Company or Shareholders of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         3.18    Insurance.

                 (a) Except as set forth in Part 3.18 of the Shareholders' Disclosure Letter, Shareholders have delivered or made available to
         Parent:

                          (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, in his or her capacity as a director, is or has been covered at any time within the four years preceding the date of this Agreement;

                          (ii) true and complete copies of all pending applications for policies of insurance; and

                          (iii) any statement by the auditor of the Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

                 (b) Part 3.18(b) of the Shareholders' Disclosure Letter describes:

                          (i)     any self-insurance arrangement by or
                 affecting the Company, including any reserves established thereunder;

                          (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

                          (iii) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                 (c) Part 3.18(c) of the Shareholders' Disclosure Letter sets forth, by year, for the current policy year and each of the four preceding policy years:

                          (i) a summary of the loss experience under each policy;

                          (ii) a statement describing each claim under an insurance policy for an amount in excess of $10,000, which sets forth:

                                  (A)      the name of the claimant;

                                  (B)      a description of the policy by
                          insurer, type of insurance, and period of coverage;
                          and

                                  (C)      the amount and a brief description
                          of the claim; and

                          (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

                 (d) Except as set forth on Part 3.18(d) of the Shareholders' Disclosure Letter:

                          (i) All policies to which the Company is a party or that provide coverage to Shareholders, the Company, or any director or officer of an Company:

                                  (A)      are valid, outstanding, and
                          enforceable;

                                  (B)      are issued by an insurer that the
                          Shareholders reasonably believe is financially sound and reputable;

                                  (C)      are sufficient for compliance with
                          all Legal Requirements and Applicable Contracts;

                                  (D) will not be terminated in accordance with its terms upon the consummation of the Contemplated Transactions and no insurer has given notice of its intent to terminate such policy upon the consummation of the Contemplated Transactions; and

                                  (E) do not provide for any retrospective premium adjustment or other experienced- based liability on the part of the Company.

                          (ii) Neither the Shareholders nor the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                          (iii) The Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof (in his or her capacity as a director).

                          (iv)    The Company has given notice to the insurer
of all claims that may be insured thereby.

         3.19    Environmental Matters.

         Except as set forth in Part 3.19 of the Shareholders' Disclosure
Letter:

                 (a) The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither the Shareholders nor the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Shareholders or the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Shareholders, the Company, or any other Person for whose conduct the Company is or may be held responsible, or from which Hazardous Materials of the Company have been transported, treated, stored, handled, transferred, disposed or recycled.

                 (b) There are no pending or, to the Knowledge of the Company or the Shareholders, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Shareholders or the Company has or had an interest.

                 (c) Neither the Shareholders nor the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Shareholders or the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Shareholders, the Company, or any other Person for whose conduct the Company is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                 (d) Neither the Shareholders nor the Company, nor any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which Shareholders or the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

                 (e) There are no Hazardous Materials present on or in the Environment at the Facilities, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities, or incorporated into any structure therein or thereon in quantities that would require registration with or reporting to any regulatory agency or emergency planning authority. None of the Company, any other Person for whose conduct the Company may be held responsible, or any independent contractor hired by the Company, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Shareholders or the Company has or had an interest except in full compliance with all applicable Environmental Laws.

                 (f) There has been no Release or, to the Knowledge of Shareholders and the Company, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Shareholders or the Company has or had an interest, whether by Shareholders, the Company, or any other Person for whom the Company may be held responsible.

                 (g) Shareholders has delivered or made available to Parent true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Shareholders or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Shareholders, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

         3.20    Employees.

                 (a) Part 3.20 of the Shareholders' Disclosure Letter contains a complete and accurate list of the following information for each employee of the Company with a salary of at least $30,000 per year (including each such employee on leave of absence or layoff status), or for each officer of director: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 1995; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

                 (b) To Shareholders' Knowledge, no employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Shareholders or the Company by any such employee or director. To Shareholders' Knowledge, no director, officer, or other key employee of the Company intends to terminate his employment with the Company.

                 (c) Part 3.20 of the Shareholders' Disclosure Letter also contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

         3.21 Labor Relations; Compliance. The Company has not been and is not a party to any collective bargaining or other labor Contract since January 1, 1992. Since January 1, 1992, there has not been, there is not presently pending or existing, and to Shareholders' Knowledge there is not Threatened,
(a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. To Shareholders' Knowledge, no event has occurred or circumstance exists that provides, or is reasonably likely to provide, the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         3.22 Intellectual Property. Part 3.22 of the Shareholders' Disclosure Letter sets forth each material item of Intellectual Property, and, except as set forth in Part 3.22 of the Shareholders' Disclosure Letter, the Company owns, or is licensed or otherwise has the right to use, all such Intellectual Property which is used in the conduct of the business of the Company, and the consummation of the Contemplated Transactions will not alter or impair any such Intellectual Property in any material respect or the Company's right to use same. Except as set forth in Part 3.22 of the Shareholders' Disclosure Letter and except for such other claims which if adversely determined would not have a material adverse effect on the Company, no claims have been asserted against the Company by any Person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating thereto. Each of the trademarks, trade names and copyrights used in the conduct of the business of the Company is valid and enforceable (except as disclosed in Part
3.22 of the Shareholders' Disclosure Letter) and to Shareholders' Knowledge, do not violate the rights of any Person.

         3.23 Certain Payments. Neither the Company nor any director, officer, agent or employee of the Company, nor any other Person acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any affiliate of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

         3.24    Disclosure.

                 (a) No representation or warranty of Shareholders in this Agreement and no statement in the Shareholders' Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                 (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                 (c) To the Shareholders' Knowledge, there is no fact that has specific application to either Shareholders or the Company or Mission (other than general economic, industry or competitive conditions) and that materially adversely affects or, as far as Shareholders can reasonably foresee, materially threatens, the assets, business, financial condition, or results of operations of the Company and Mission, taken as a whole, that has not been set forth in this Agreement, the Shareholders' Disclosure Letter, the PIMI Agreement, or the Shareholders' Disclosure Letter (as defined in the PIMI Agreement).

         3.25 Relationships with Related Persons. Neither the Shareholders nor, to Shareholders' knowledge, any Related Person of Shareholders or of the Company has any interest in any personal property whether tangible or intangible), used in the Company's business. Except with respect to ownership interests in the Company, Parent or Mission, held by the Shareholders or a Related Person of the Shareholders or the Company, neither the Shareholders nor any Related Person of the Shareholders or of the Company owns (of record or as a beneficial owner) a material equity interest or any other material financial or profit interest in a Person that has had material business dealings or a material financial interest in any transaction with the Company since December 31, 1995, other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and on substantially prevailing market terms. Except as set forth in
Part 3.25 of the Shareholders' Disclosure Letter or except as related to Mission, neither the Shareholders nor, to Shareholders' Knowledge, any Related Person of Shareholders or of the Company is a party to any Contract with, or has any claim or right against, the Company.

         3.26 Brokers or Finders. Shareholders and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.


              SECTION 4. REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent and Subco, jointly and severally, represent and warrant to Shareholders as follows:

         4.1 Organization and Good Standing. Each of Parent and Subco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. Subco is a wholly owned Subsidiary of Parent and Parent is the record and beneficial owner of all of the outstanding capital stock of Subco. Subco was formed by Parent for the sole purpose of effecting the Merger, and has not conducted any operations or business except with respect to actions contemplated herein.

                 4.2      Authority; No Conflict.

                 (a) This Agreement constitutes the legal, valid, and binding obligation of each of Parent and Subco, enforceable against Parent and Subco in accordance with its terms. Upon the execution and delivery by Parent and Subco of the Escrow Agreement, the Noncompetition Agreement and execution and delivery of the Registration Rights Agreement by Parent (collectively, the "Parent's Closing Documents"), the Parent's Closing Documents will constitute the legal, valid, and binding obligations of Parent or Subco, as the case may be, enforceable against Parent in accordance with their respective terms. Each of Parent and Subco has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Parent's Closing Documents and to perform its obligations under this Agreement and the Parent's Closing Documents. Parent and Subco have duly adopted all resolutions required by law to approve the Merger and the Plan of Merger.


                 (b) Except as set forth in Part 4.2 of the Parent's Disclosure Letter, neither the execution and delivery of this Agreement by Parent and Subco nor the consummation or performance of any of the Contemplated Transactions by Parent and Subco will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                          (i)     any provision of Parent's or Subco's
                 Organizational Documents;

                          (ii) any resolution adopted by the board of directors or the shareholders of Parent or Subco;

                          (iii) any Legal Requirement or Order to which Parent or Subco may be subject; or

                          (iv) any Contract to which Parent or Subco is a party or by which Parent or Subco may be bound.

         Except as set forth in Part 4.2 of the Parent's Disclosure Letter, neither Parent nor Subco is or will be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3 Capitalization. The authorized capital stock of Parent consists of 50,000,000 shares of Parent Stock, of which 2,826,371 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $.01 per share. The Parent's Board of Directors has authorized the designation of 450,000 shares of the preferred stock as the Series A Convertible Preferred Stock (the "Series A Preferred Stock"), and all of the authorized shares of Series A Preferred Stock are issued and outstanding. The Parent's Board of Directors has authorized the designation of 200,000 shares of the preferred stock as the Series B Convertible Preferred Stock, of which 124,831 shares are issued and outstanding. All of the outstanding equity securities of Parent have been duly authorized and validly issued and are fully paid and nonassessable. Part 4.3 of the Parent's Disclosure Letter sets forth the warrants, options, subscriptions or other rights or preferences (including conversion or preemptive rights) outstanding to acquire capital stock of Parent, or notes, securities or other instruments convertible into or exchangeable for capital stock of Parent. Except as set forth in Part 4.3 of the Parent's Disclosure Letter, no legend or other reference to any purported Encumbrance appears upon any certificate representing any equity securities of Parent. To Parent's Knowledge, there are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of Parent except as set forth in Part 4.3 of Parent's Disclosure Letter. None of the outstanding equity securities or other securities of Parent was issued in violation of the Securities Act or any other Legal Requirement. All of the Parent Stock, when delivered pursuant to the provision of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all Encumbrances, and will not be issued in violation of any preemptive rights.
Set forth on Part 4.3 to the Parent's Disclosure Letter is a complete and accurate list of all shareholders of Parent who own, beneficially or of record, 10% or more of the outstanding capital stock of Parent.

         4.4     Financial Statements.  Parent has delivered to Shareholder:
(a) audited consolidated balance sheets of Parent as at December 31 in each of the years 1994 through 1996, and the related audited consolidated statements of income, changes in shareholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Deloitte & Touche, independent certified public accountants, (b) an unaudited consolidated balance sheet of Parent as at September 30, 1996 (the "Parent's Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in shareholders' equity, and cash flow for the nine months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in shareholders' equity, and cash flow of Parent as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the audited balance sheet); the financial statements referred to in this Section 4.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements.

         4.5 Certain Proceedings. Except as set forth in Part 4.5 of the Parent's Disclosure Letter, there is no pending Proceeding that has been commenced against Parent or Subco and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Parent's Knowledge, no such Proceeding has been Threatened.

         4.6 Taxes. Prior to the Merger, Parent will be in control of Subco within the meaning of Section 368(c)(1) of the IRC. Parent has no plan or intention to cause the Surviving Corporation to issue additional shares of its stock, following the Merger, that would result in Parent losing control of Subco within the meaning of Section 368(c)(1) of the IRC. Parent has no plan or intention to reacquire any of its stock issued under the Merger. Parent has no plan or intention to liquidate Subco; to merge Subco with and into another corporation; to sell or otherwise dispose of any of the assets of the Company acquired in the Merger, except for dispositions made in the Ordinary Course of Business or transfers described in Section 368(a)(2)(C) of the IRC. It is the intention of the Parent that following the Merger the Surviving Corporation will continue the historic business of the Company and will use a significant portion of the Company's business assets in the course of its business. Parent, Subco and the Company will pay their respective expenses, if any, incurred in connection with the Merger. Neither Parent nor Subco is an investment company as defined in Section 368(a)(2)(F)(iii) and
(iv) of the IRC.  No stock of Subco will be issued in the Merger.

         4.7 Brokers or Finders. Parent and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Shareholders harmless from any such payment alleged to be due by or through Parent as a result of the action of Parent or its officers or agents.

         4.8 Litigation. Except as set forth in Part 4.8 of the Parent's Disclosure Letter, there is no action, Proceeding, claim or investigation pending against Parent or Subco before any Governmental body that if determined adversely to Parent or Subco may reasonably be expected to have a material adverse effect on the present or future operations or financial conditions of Parent or Subco, and, to the best of Parent's and Subco's Knowledge, no such action, Proceeding, claim or investigation has been Threatened.

         4.9 Absence of Certain Changes. Except as set forth in Part 4.9 of the Parent's Disclosure Letter, since the date of Parent's Interim Balance Sheet, except as contemplated herein, there has not been with respect to Parent and its Subsidiaries, on a consolidated basis:

                 (a) any change in the financial condition, properties, assets, liabilities, business or operations of Parent or its Subsidiaries which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had, or can reasonably be expected to have, an adverse effect on Parent and its Subsidiaries, taken as a whole;

                 (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of Parent and its Subsidiaries, taken as a whole;

                 (c) any split, combination or recapitalization of the capital stock of Parent or any declaration or payment of any dividend or making of any other distribution or payment in respect of its capital stock or redeeming, purchasing or otherwise acquiring or agreeing to redeem, purchase or acquire any of its capital stock; or

                 (d) any material change with respect to the management, supervisory, development or other key personnel of Parent.

         4.10    Disclosure.

                 (a) Parent has furnished to Shareholders a copy of Parent's Disclosure Letter. The representations and warranties of Parent and Subco in this Agreement and Parent's Disclosure Letter do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (b) No notice given pursuant to Section 6.4 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                 (c) To Parent's Knowledge, there is no fact that has specific application to either Parent or any of its Subsidiaries (other than general economic, industry or competitive conditions) and that materially adversely affects or, as far as Parent can reasonably foresee, materially threatens, the assets, business, financial condition, or results of operations of the Parent and its Subsidiaries, taken as a whole, that has not been set forth in this Agreement or the Parent's Disclosure Letter.

         4.11 No Undisclosed Liabilities. Except as set forth in Part 4.11 of the Shareholders' Disclosure Letter and obligations and liabilities arising under contracts to which Parents is a party or bound, the Parent has no liabilities or obligations of the type required to be reflected as liabilities on a balance sheet prepared in accordance with GAAP, except for liabilities or obligations reflected or reserved against in the Parent's Interim Balance Sheet or the Parent's audited balance sheet as at December 31, 1996 and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

                     SECTION 5.  COVENANTS OF SHAREHOLDERS

         5.1 Access and Investigation. Between the date of this Agreement and the Closing Date, the Company and the Shareholders will, and will cause the Company and its Representatives to, (a) afford Parent and its Representatives and prospective lenders and their Representatives (collectively, "Parent's Advisors") full and free access to the Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Parent and Parent's Advisors with copies of all such contracts, books and records, and other existing documents and data as Parent may reasonably request, and (c) furnish Parent and Parent's Advisors with such additional financial, operating, and other data and information as Parent may reasonably request.

         5.2 Operation of the Business of the Company. Between the date of this Agreement and the Closing Date, unless otherwise consented to by Parent and except as contemplated herein, the Company and Shareholders will, and Shareholders will cause the Company to:

                 (a) conduct such business of the Company only in the Ordinary Course of Business;

                 (b) use their Best Efforts to preserve intact the current business organization of such Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

                 (c) confer with Parent concerning operational matters of a material nature; and

                 (d) otherwise report periodically as reasonably requested by Parent concerning the status of the business, operations, and finances of the Company.

         5.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Company and Shareholders will not, and will cause the Company not to, without the prior consent of Parent, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

         5.4 Required Approvals. As promptly as practicable after the date of this Agreement, the Company and Shareholders will, and Shareholders will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Company and Shareholders will, and will cause the Company to, (a) cooperate with Parent with respect to all filings that Parent reasonably elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Parent in obtaining all consents identified in Part 4.2 of the Parent's Disclosure Letter; provided, however, that this Agreement will not require the Company or the Shareholders to incur any unreasonable burden, financial or otherwise, to make such filing or obtain such consent or Governmental Authorization.

         5.5 Notification. Between the date of this Agreement and the Closing Date, the Shareholders will promptly notify Parent in writing if the Shareholders become aware of any fact or condition that causes or constitutes a Breach of any of the Company's or Shareholders' representations and warranties as of the date of this Agreement, or if the Shareholders become aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Shareholders' Disclosure Letter if the Shareholders' Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, the Shareholders will promptly deliver to Parent a supplement to the Shareholders' Disclosure Letter specifying such change. During the same period, the Company and Shareholders will promptly notify Parent of the occurrence of any Breach of any covenant of Shareholders in this Section 5 or of the occurrence of any event, of which Shareholders have Knowledge and which will, or is reasonably likely to, make the satisfaction of the conditions in Section 7 impossible or unlikely.

         5.6 Payment of Indebtedness by Related Persons. Except as expressly provided in this Agreement and except with respect to any amounts owed by Mission to the Company, Shareholders will cause all indebtedness owed to the Company by Shareholders or any Related Person of the Shareholders to be paid in full at or prior to Closing.

         5.7 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 9, the Company and the Shareholders will not, and will cause the Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non- public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Parent) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company. Shareholders and the Company will promptly communicate to Parent the terms of any proposal received or the fact that Shareholders or the Company has received inquiry with respect to, or have participated in discussions or negotiations in respect of, any such transaction, and the identity of any persons who initiated or participated in such discussions or negotiations.

         5.8 Best Efforts. Except as set forth in the proviso to Section 5.4, between the date of this Agreement and the Closing Date, Shareholders will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

         5.9 Filing of Short Period Returns. The Company, Shareholders and Minority Shareholders shall treat the day before the Closing Date as the last day of the taxable period in which the Company is an S corporation, as defined in the IRC. All Tax returns relating to Company's status as an S corporation for the present taxable year of the Company, which are required and/or permitted by the authorized taxing authorities (herein collectively referred to as the "S Short Year Returns") shall be filed accordingly. In accordance with
Section 1362(e)(6)(D) and related regulations of the IRC, the books of the Company shall be closed at the close of the day before the Closing Date. The Shareholders will cause its accounting firm to prepare, at the Shareholders' expense, the S Short Year Returns.

         5.10    Cooperation on Tax Matters.

                 (a) The Shareholders shall cooperate fully with the Parent, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any Tax

Return, statement, report or form (including any report required pursuant to Section 6042 of the IRC and all Treasury Regulations promulgated thereunder), any audit, and litigation or other proceeding with respect to Taxes. Such cooperation shall include the retentions and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding.

                 (b) The Shareholders agree, upon request, to use all reasonable efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (with respect, but not limited, to transactions contemplated hereby).

         5.11    Other Tax Matters

                 (a) Without the prior written consent of the Parent, neither the Shareholders nor the Company (to the extent it may affect or relate to the Company, the Surviving Corporation or the Parent) shall make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting period, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability of the Company, the Surviving Corporation or the Parent.

                 (b) All Tax Returns not required to be filed on or before the date hereof (including any applicable extensions) relating to any Pre-Closing Tax Period will be filed when due in accordance with all applicable laws.

         5.12 Austin Property. The Surviving Corporation will continue to sublease the property located in Austin presently occupied by the Company from Southwest Texas Equipment Distributors, Inc. d/b/a Mission Ice Equipment Company at a rate of $450 per month.

         5.13    Employee Benefit Plan.    Prior to the Closing, Shareholders
shall cause the Company to cease its participation in its 401(k) plan (the "401(k) Plan") and to cause all of the Company's functions as employer, settlor, sponsor or administrator of the 401(k) to be transferred to another of the companies participating in the 401k Plan (other than Mission or the Company). Without limiting the foregoing obligations, the Shareholders may, in its sole discretion, elect to terminate or cause any of the companies participating in the 401(k) Plan to terminate the 401(k) Plan prior to or after the foregoing.

                         SECTION 6. COVENANTS OF PARENT

         6.1 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Parent will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Parent will, and will cause each Related Person to, cooperate with Shareholders and the Company with respect to all filings that Company and/or the Shareholders are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Shareholders in obtaining all consents identified in Part 3.2 of the Shareholders' Disclosure Letter; provided that this Agreement will not require Parent to dispose of or make any change in any portion of its business or to incur any other unreasonable burden to obtain a Governmental Authorization.

         6.2 Best Efforts. Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Parent will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

         6.3 Cooperation on Tax Matters The Parent agrees (i) to retain and provide Shareholders with access to all books and records with respect to Tax matters pertinent to the Company relating to any Pre-Closing Tax Period, and to abide by all record retention agreements entered into with any Taxing Authority, (ii) to give the Shareholders reasonable written notice prior to destroying or discarding any such books and records and, if the Shareholders so request, the Parent shall allow the Shareholders to take possession of such books and records and (iii) to cooperate fully with the Shareholders regarding whatever steps may be reasonably necessary to qualify the Merger as a tax-free reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the IRC.

         6.4 Notification. Between the date of this Agreement and the Closing Date, the Parent will promptly notify Shareholders in writing if the Parent becomes aware of any fact or condition that causes or constitutes a Breach of any of Company's, Minority Shareholders', Parent's or Subco's representations and warranties as of the date of this Agreement, or if Parent becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition known by Parent require any change in the Parent's Disclosure Letter if the Parent' s Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Parent will promptly deliver to Shareholders a supplement to the Parent's Disclosure Letter specifying such change. During the same period, Parent will promptly notify Shareholders of the occurrence of any Breach, known to the Parent, of any covenant of Shareholders, Company, Parent or Subco in this Agreement or of the occurrence of any event that will or is reasonably likely to make the satisfaction of the conditions in Section 7 or 8 impossible or unlikely.

         6.5 Release of Personal Guarantee. Parent and Subco shall take all such actions necessary or appropriate to cause Shareholders to be released at or prior to Closing from any personal guarantees of payment or performance relating to the Company's current and long-term indebtedness, notes payable, current and long-term capital leases and any other obligations relating to the Company, its assets or business (other than the Excluded Assets), subject to Company and Shareholders' performance of all covenants and obligations required hereunder.

         6.6 Increase in Tax Liability. Without the prior written consent of the Shareholders, neither the Parent nor the Surviving Corporation (to the extent it may affect or relate to the Company, the Surviving Corporation or the Parent) shall make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting period, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability of the Company or the Shareholders with respect to periods ending on or prior to the Closing.

         6.7 Payment of Indebtedness to Related Persons. Concurrent with or immediately following the Closing, Parent and Subco will cause all indebtedness owed by the Company to any Related Person of the Shareholders (other than Mission) to be paid in full.

         6.9 Registration Rights Agreement. Prior to the Closing, Parent shall negotiate in good faith with Shareholders an agreement (the "Registration Rights Agreement") which gives the Shareholders "piggyback" registration rights and "demand" registration rights on the same or better terms and conditions as those granted by Parent to other shareholders of Parent under other registration rights agreements to which Parent is a party, or contemplates entering into; provided, that such registration rights of Shareholders shall be exercisable, subject to reasonable restrictions, at any time after an initial public offering of the Parent Stock.

         6.10    401(k) Plan.     After the Closing, Parent shall cause the
Surviving Corporation to use its Best Efforts in cooperating in the winding up of the 401(k) Plan.


        SECTION 7. CONDITIONS PRECEDENT TO PARENT'S OBLIGATION TO CLOSE

         Parent's obligation to consummate the Merger and to take the other actions required to be taken by Parent at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Parent, in whole or in part):

         7.1 Accuracy of Representations. All of Shareholders' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the

Closing Date, without giving effect to any supplements to the initial disclosure in the Shareholders' Disclosure Letter.

         7.2     Shareholders' Performance.

                 (a) All of the covenants and obligations that Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                 (b)      Each document required to be delivered pursuant to
         Section 2.8 must have been delivered, and each of the other covenants and obligations in Sections 5 must have been performed and complied with in all material respects.

         7.3 Consents. Each of the Consents identified in Part 3.2 of the Shareholders' Disclosure Letter and Part 4.2 of the Parent's Disclosure Letter must have been obtained and must be in full force and effect, except where the failure to obtain each consent would not have a materially adverse effect on the business, financial condition or result of operation of the Company, or the ability of the parties to consummate the Contemplated Transactions without the payment of additional consideration.

         7.4 Additional Documents. Each of the following documents must have been delivered to Parent:

                 (a) an opinion of Cox & Smith Incorporated, dated the Closing Date, in the form of Exhibit 7.4(a);

                 (b) such other documents as Parent may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 8.4(a), (ii) evidencing the accuracy of any of Shareholders' representations and warranties, (iii) evidencing the performance by Shareholders of, or the compliance by Shareholders with, any covenant or obligation required to be performed or complied with by such Shareholders, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         7.5 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Parent, or against any Person affiliated with Parent, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         7.6 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Company, or (b) is entitled to all or any portion of the Acquisition Price.

         7.7 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or materially conflict with, or result in a material violation of, or cause Parent or any Person affiliated with Parent to suffer any material adverse consequence under any applicable Legal Requirement or Order.

         7.8 Financing. Parent shall have obtained financing satisfactory to it adequate to consummate the Merger.

         7.9 Tax Certification. Parent shall have received a certification signed by the Shareholders to the effect that each of the Shareholders is not a "foreign person" as defined in Section 1445 of the IRC.

         7.10    Employee Benefit Plan.    The Company shall have ceased its
participation in the 401(k) Plan and all of the Company's functions as employer, settlor, sponsor or administrator of the 401(k) shall have been transferred to another of the companies participating in the 401(k) Plan (other than Mission or the Company).


                SECTION 8. CONDITIONS PRECEDENT TO SHAREHOLDERS'
                              OBLIGATION TO CLOSE

         Shareholders' obligation to consummate the Merger and to take the other actions required to be taken by Shareholders at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Shareholders, in whole or in part):

         8.1 Accuracy of Representations. All of Parent's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         8.2     Parent's Performance.

                 (a) All of the covenants and obligations that Parent is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                 (b)      Each document required to be delivered pursuant to
         Section 2.8 must have been delivered and Parent must have delivered the Cash Amount, the Minority Shareholder Cash Amount and the Stock Amount required to be made by Parent pursuant to Sections 2.8(b) and 2.8(d).

         8.3 Consents. Each of the Consents identified in Part 3.2 of the Shareholders' Disclosure Letter and Part 4.2 of the Parent's Disclosure Letter must have been obtained and must be in full force and effect.

         8.4 Additional Documents. Parent must have caused the following documents to be delivered to Shareholder:

                 (a) an opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., dated the Closing Date in form and substance satisfactory to the Shareholders, in substantially the form of Exhibit 8.4(a); and

                 (b) such other documents as Shareholders may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Parent, (iii) evidencing the performance by Parent of, or the compliance by Parent with, any covenant or obligation required to be performed or complied with by Parent, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

         8.5 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Shareholders, Minority Shareholders, Company, or against any Person affiliated with Company, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         8.6 Release of Personal Guarantees. The current and long-term indebtedness, the notes payable and the current long-term capitalized leases, with respect to which the Shareholders have personally guaranteed payment or performance, will either be paid off concurrently with the Closing by the Company (or Parent on behalf of the Company), or Parent will take such actions necessary to release Shareholders from such guarantees at or prior to the Closing.

         8.7 Employment of Shareholder. A.J. Lewis III shall be employed by Parent as its vice president and chief operating officer on mutually agreeable terms.

         8.8 No Prohibition. Neither the consummation nor the performance of any of the contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or materially conflict with, or result in a material violation of, or cause

Shareholders or any Person affiliated with Shareholders to suffer any material adverse consequence under, any applicable Legal Requirement or Order.

         8.9     Registration Rights.      Parent and Shareholders  shall have
entered into a Registration Rights Agreement in a form reasonably satisfactory to Shareholders, consistent with Section 6.9.

         8.10    Employee Benefit Plan.    The Boards of Directors of the
Company and each of its affiliates participating in the 401k Plan shall have adopted a resolution terminating such plan.

         8.11    Southwestern Ice, Inc.    The transactions contemplated by
that Agreement and Plan of Merger, dated March 25, 1997, by and among Parent, Southwestern Ice, Inc. ("SWI"), Packaged Ice Southwestern, Inc. and the shareholders of SWI must be consummated prior to or concurrent with the Closing.



                             SECTION 9. TERMINATION

         9.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

                 (a) by either Parent or Shareholders if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

                 (b)      [Section intentionally omitted.]

                 (c)      by mutual consent of Parent and Shareholders; or

                 (d) by either Parent or Shareholders if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before Ending Date, or such later date as the parties may agree upon;

                 (e)      "Ending Date" shall mean April 15, 1997, or, if
Parent has obtained by      April 15, 1997 assurance(s) of sufficient financing
to complete the Merger, but such financing has been delayed for any reason, then April 30, 1997.

         9.2     Effect of Termination.

         (a) If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 9.2(b), Section 9.2(c) and Section 11 will survive.

         (b) Without limiting the applicability of Section 11.1, if Parent and Subco fail to consummate the transactions contemplated on its part to occur on the Closing Date, in circumstances whereby all conditions of the Closing set forth in Section 7 have been satisfied in all material respects or waived, Shareholders and the Company shall be entitled to terminate this Agreement and to be reimbursed by Parent and Subco for its out-of-pocket expenses incurred directly in connection with the negotiation, preparation and performance of this Agreement.

         (c) If Shareholders and the Company fail to consummate the transactions contemplated on their part to occur on the Closing Date, in circumstances whereby all conditions of the Closing set forth in Section 8 have been satisfied in all material respects or waived, Parent's and Subco's sole remedy shall be to (i) to require Shareholders and the Company to consummate and specifically perform the Contemplated Transactions, in accordance with the terms of this Agreement, and to obtain from Shareholders any attorney fees incurred in connection with procuring such specific performance or (ii) terminate this Agreement and obtain reimbursement of its out-of-pocket expenses incurred directly in connection with the negotiation, preparation and performance of this Agreement.

                     SECTION 10.  INDEMNIFICATION; REMEDIES

         10.1    Survival; Right to Indemnification; Knowledge.  Subject to
Section 10.5 hereof, all representations, warranties, covenants, and obligations in this Agreement, the Shareholders' Disclosure Letter, the Parent's Disclosure Letter, the certificates delivered pursuant to Section 2.8(a)(iii) and 2.8(b)(v), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. Shareholders shall not be liable under this Section 10 for Damages (as hereinafter defined) resulting from any event relating to a Breach of any representation, warranty, covenant or agreement made in this Agreement if either Parent or Subco had actual knowledge of such Breach on or before the Closing Date.

         10.2    Indemnification and Payment of Damages by Shareholder.
Subject to the limitations and terms set forth in Section 9.2 and this Section 10, Shareholders jointly and severally and Minority Shareholders severally (subject to the limitations in Section 10.7) will indemnify and hold harmless Parent, Subco and the Surviving Corporation, and their respective Representatives, shareholders, controlling persons, and affiliates for, and will pay to such Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third- party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                 (a) any Breach of any representation or warranty made by the Company or Shareholders or Minority Shareholders in this Agreement, Shareholders' Disclosure Letter, or any other certificate or document delivered by Shareholders pursuant to this Agreement as if such representation or warranty were made on and as of the Closing Date, other than any such Breach that is disclosed in a supplement to the initial disclosure in the Shareholders' Disclosure Letter as of the time of the execution of this agreement, or any





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
         Breach by the Shareholders of subsections (e) through (l) of Section 3.11, with respect to which the Parent's sole remedy shall be subsection (e) of this Section 10.2;

                 (b) any Breach by Shareholders of any covenant or obligation of such Shareholders in this Agreement;

                 (c) any product shipped or manufactured by, or any services provided by, the Company prior to the Closing Date;

                 (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Shareholders or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions; or

                 (e) any loss, liability or expense attributable to any federal income tax payable by Parent or the Surviving Corporation resulting from the Merger not being treated as a tax free merger under the IRC as a result of (i) any negligent act or omission of Shareholders or (ii) any Breach of a representation, warranty or covenant of Shareholders contained herein.

Notwithstanding any of the foregoing, in the event that the Contemplated Transactions are not consummated, neither Parent nor Subco shall be entitled to indemnification for Breaches of covenants and agreements contained herein to be performed at or prior to the Closing or the Breach of any representation or warranty contained herein.

         10.3 Indemnification and Payment of Damages by Shareholder--Environmental Matters. In addition to the provisions of Section 10.2, Shareholders jointly and severally and Minority Shareholders severally will indemnify and hold harmless Parent, and Subco, and their respective Representatives, shareholders, controlling persons and affiliates for, and will pay to Parent, Subco, the Surviving Corporation and the other Indemnified Persons the amount of, any Damages (including costs of cleanup, containment, or other remediation to the extent required to comply with any Environmental Laws) arising, directly or indirectly, from or in connection with:

                 (a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which Shareholders or the Company has or had an interest, or (B) any Hazardous Materials that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date as a result of the introduction of such Hazardous Materials by the Company or its Representatives or as a result of the Company's or any successor-in-interest's operations; or (ii) (A) any Hazardous Materials, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by Shareholders or the Company or by any other Person for whose





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
         conduct the Company is or may be held responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by Shareholders or the Company or by any other Person for whose conduct the Company is or may be held responsible; or

                 (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of the Company or any other Person for whose conduct the Company is or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted by the Company with respect to the Facilities or the operation of the Company prior to the Closing Date, or from Hazardous Material that was (i) introduced, generated, stored, treated, related or disposed of by the Company on or before the Closing Date on or at the Facilities (or present on any other property, if such Hazardous Material emanated from any of the Facilities and was present on any of the Facilities on or prior to the Closing Date) or (ii) Released or allegedly Released by the Company or any other Person for whose conduct the Company is or may be held responsible, at any time on or prior to the Closing Date.

         Shareholders will be entitled to control any cleanup, any related Proceeding and any other Proceeding with respect to which indemnity may be sought under this Section 10.3 or with respect to Section 3.19. The procedure described in Section 10.9 will apply to any claim relating to a matter covered by this Section 10.3. Notwithstanding any provision in this Agreement to the contrary, in no event will Parent, Subco, or any of their respective Representatives, shareholders, controlling persons, and affiliates be entitled to indemnification under this Section 10.3 or with respect to the representations and warranties set forth in Section 3.19 to the extent to which any liability arising from such indemnification claim are attributable to activities or conduct of the Company (or the Surviving Corporation), Parent, Subco, or any of their respective Representatives, shareholders, controlling persons, agents and affiliates from and after the Closing Date.

         10.4 Indemnification and Payment of Damages by Parent. Parent and Subco, jointly and severally, will indemnify and hold harmless Shareholders and Minority Shareholders, and will pay to Shareholders and Minority Shareholders the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Parent or Subco in this Agreement or in any certificate delivered by Parent or Subco pursuant to this Agreement, (b) any Breach by Parent or Subco of any covenant or obligation of Parent or Subco in this Agreement, (c) any violation by Parent or Subco of any state or federal securities law in connection with the issuance of the Parent Stock, or (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Parent (or any Person acting on its behalf) in connection with any of the Contemplated Transactions, (e) any loss, liability or expense attributable to any Tax payable by Shareholders resulting from the Merger not being treated as a tax-free merger under the IRC as a result of (i) any negligent act or omission of Parent, Subco or the Surviving Corporation (excluding any act or omission of the Company on or prior to the Closing Date or any act or omission of the Shareholders at any time) or (ii) any Breach of representation, warranty or covenant of Parent or Subco contained herein, or (f) any loss, liability or expense arising out of or relating to any claims by Southco, Inc. or Frank Hall against the Company or Shareholders other than with respect to the payment or performance by the Company prior to the Closing Date under the Promissory Note dated November 21, 1994, payable by Southwest Texas Packaged Ice, Inc. in the original principal amount of $105,619.56.

         10.5 Time Limitations. If the Closing occurs, Shareholders and Minority Shareholders will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with on or prior to the Closing Date or representations made again as of the Closing Date, other than those in Sections 3.11, 3.13 and 3.19, unless on or before two years from the Closing Date, Parent notifies Shareholders and Minority Shareholders of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Parent. A claim with respect to Section 3.19 or Section 10.3 must be made prior to the fifth anniversary hereof and shall thereupon terminate. A claim with respect to
Section 3.11 or Section 3.13, or a claim for indemnification or reimbursement based upon any covenant or obligation to be performed and complied with after the Closing Date, including without limitation, any indemnification claims made under Section 10.2(d) or Section 10.2 (e), must be made prior to the expiration of the applicable statutory period of limitations, including any extensions to such period, and shall thereupon terminate. If the Closing occurs, Parent will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date other than those set forth in Section 4.6, unless on or before two years from the Closing Date, either of the Shareholders or any of the Minority Shareholders notifies Parent of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by such Shareholder or Minority Shareholder; a claim with respect to
Section 4.6 or a claim for indemnification or reimbursement based upon any covenant or obligation to be performed and complied with after the Closing Date must be made prior to the expiration of the applicable statutory period of limitations, including any extensions to such period, and shall thereupon terminate.

         10.6    Limitations on Amount -- Shareholders and Minority
Shareholders.

                 (a) Shareholders and Minority Shareholders will have no liability (for indemnification or otherwise) with respect to the matters described in Section 10.2 and 10.3 until the total of all Damages with respect to such matters and the matters described in
         Section 10.2 and 10.3 of the Agreement and Plan of Merger, of even date herewith, among Parent, Packaged Ice Mission, Inc., Mission, and Jack Lewis (the "PIMI Agreement") exceeds $75,000 in the aggregate, and then only for the amount by which such Damages exceed $75,000 (the "Basket"); provided, however, the Basket shall not apply to any claim for indemnification arising out of a Breach of any representations, warranties or covenants contained in Sections 3.3, 3.6, 3.11, 5.9,
         5.10 or 5.11.  The Shareholders' and Minority

         Shareholders' maximum liability with respect to the matters described in Section 10.2 and Section 10.2 of the PIMI Agreement will be limited to $2,000,000 in the aggregate (the "Cap"); provided, however, this Cap will not apply to a claim for indemnification arising out of a Breach of any of the Company's representations, warranties or covenants contained in Sections 3.1(c), 3.3, 3.6, 3.11, 3.19, 5.9,
         5.10 or 5.11, or the indemnification obligation of Section 10.2(e). Notwithstanding the foregoing, the maximum liability with respect to matters described in Sections 10.2 and 10.3, in this Agreement and the PIMI Agreement shall be equal to the sum of the Acquisition Price of this Agreement and the Acquisition Price of the PIMI Agreement. In addition, this Section 10.6 will not apply to any claim for indemnification based upon the fraud of the Shareholder.

                 (b) In case any event shall occur which would otherwise entitle any party to assert a claim for indemnification hereunder, no claim, loss, liability, cost or expense shall be deemed to have been sustained by such party to the extent of any proceeds received by such party from any insurance policies with respect thereto.

         10.7    Additional Limitations on Indemnification Rights.

                 (a)      A Minority Shareholder's indemnity obligations under
         Section 10.2 or 10.3 hereof shall be limited as follows: (i) a Minority Shareholder will have no liability (for indemnification or otherwise) in excess of the amount of the Acquisition Price received by such Minority Shareholder and (ii) except with respect to the matters set forth in the following sentence, a Minority Shareholder's indemnity obligations under Section 10.2 or 10.3 hereof shall be limited to his or her proportionate share of such obligation, based upon his or her respective percentage ownership of the Company as set forth on Part 3.3 of the Shareholders' Disclosure Letter. With respect to Section 3.3(b) which specifically concerns the Shareholders as individuals, each Minority Shareholder makes such representation and warranty individually and only as the representation and warranty specifically relates to such Minority Shareholders, and each such Minority Shareholder shall have individual responsibility and liability with respect to such representation and warranty.

                 (b) Notwithstanding any provision in this Agreement to the contrary, Liza B. Lewis' indemnity obligations under Section 10.2 and 10.3 shall be limited to the amount of the Acquisition Price received by Ms. Lewis under this Agreement. Nothing in the foregoing sentence shall be deemed to limit the obligations of A. J. Lewis III under this Section 10.

         10.8 Escrow. Upon notice to Shareholders, Parent may give notice of a Claim in such amount under the Escrow Agreement. Neither the exercise of nor the failure to give a notice of a Claim under the Escrow Agreement will constitute an election of remedies or limit Parent in any manner in the enforcement of any other remedies that may be available to it.

         10.9    Sole Remedy.     The sole and exclusive remedy of the parties
hereunder for any and all claims under this Agreement discovered after the Closing shall be the indemnities set forth in this

Section 10, as limited by the provisions set forth elsewhere in this Section
10. Notwithstanding any provision in this Agreement to the contrary, no party shall be able to avoid the limitations expressly set forth in this Section 10 or Section 9.2 by electing to pursue any other remedy.

         10.10   Procedure for Indemnification -- Third Party Claims.

                 (a) If a Person receives notice of the commencement any Proceeding against it which might give any party indemnification rights under this Section 10, then promptly thereafter such Person will, if a claim is to thus be made against such party, give notice to such party of the commencement of such Proceeding, but the failure to notify such party will not relieve this Person of any liability that it may have to such party, except to the extent this party is prejudiced by the indemnifying party's failure to give such notice.

                 (b) If any Proceeding referred to in Section 10.10(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would result in a conflict of interests preventing such joint representation, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any material violation of the rights of any Person and no material effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and
         (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If the indemnifying party does not undertake to defend such matter to which the indemnified party is entitled to indemnification hereunder within 10 days after receiving notice of the Proceeding's commencement, the indemnified party may undertake such defense through counsel of its choice, at the cost and expense of the indemnifying party, and the indemnified party may settle such matter, and the indemnifying party shall reimburse the indemnified party for the amount paid in such settlement and any other liabilities, costs or expenses incurred by the indemnified party in connection therewith, provided, however, that under no circumstances shall the indemnified party settle any third party claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. The indemnified party shall make available to the indemnifying party all records, other materials and personnel reasonably required by it for its use in contesting any third party claims and shall cooperate fully with the indemnifying party in the defense of all such claims.

                 (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may materially adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         10.11 Procedure for Indemnification -- Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         10.12 Payment in Cash or Parent Stock. Payment of indemnification claims under this Section 10 may be paid in either cash or Parent Stock, in the sole discretion of Shareholders. The shares of Parent Stock shall be valued at $10.00 for purposes of the payment of such indemnification claims.

         10.13 Subrogation Rights. If Parent, Subco the Surviving Corporation or any of their respective Representatives, shareholders, controlling persons and affiliates makes a claim for indemnification with respect to the environmental representations and warranties set forth in
Section 3.19 hereof or under Section 10.3 hereof (an "Environmental Claim"),
(i) Shareholders shall have rights of subrogation with respect to any lawful claim, right or demand of Parent, Subco, the Company or the Surviving Corporation against any third Person to the extent such claim, right or demand relates to such Environmental Claim (the "Environmental Indemnification Rights"), including any common law or statutory rights of contribution or indemnity, contractual rights or indemnification rights from J.K. Neal or his affiliates pursuant to that certain Contract for Purchase and Sale of Real Estate, dated February 15, 1995, by and among J.Kenneth Neal, J. Kenneth Neal, Mission Ice Services of Laredo, Inc. and the Company and that certain Lease Agreement dated March 1, 1988 between J.K. Neal, Inc. and the Company and that certain Asset Sale Agreement, dated February 8, 1988 by and between A.J. Lewis III, agent for corporation to be formed as "Mission Party Ice, Inc." and J.K. Neal, Inc., formerly known as Mission Ice and Fuel Company, Inc. or any other agreement (ii) Parent and Subco shall, and shall cause the Surviving Corporation to, take all such actions necessary to assign any and all of such Environmental Indemnification Rights to Shareholders, and (iii) Parent and Subco shall, and shall cause the Surviving Corporation to, preserve and assert any such claims of contribution and indemnity and to provide reasonable assistance to Shareholders in asserting such Environmental Indemnification Rights against a Person.





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

                         SECTION 11. GENERAL PROVISIONS

         11.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.
 Shareholders will cause the Company not to incur or pay any out-of-pocket expenses after December 31, 1996 in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party. Notwithstanding any provision in this Agreement to the contrary, and in addition to any other rights Shareholders may have hereunder, in the event that the Contemplated Transactions are not consummated, for any reason other than the Breach by Shareholders of any covenant, agreement, representation or warranty, Parent shall pay to Shareholders and the Company an amount equal to the sum of all of the out-of-pocket costs, fees and expenses incurred by Shareholders and the Company in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including without limitation all fees and expenses of agents, representatives, counsel and accountants.

         11.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Parent and the Shareholders mutually agree. Unless consented to by Parent and the Shareholders in advance or required by Legal Requirements, prior to the Closing Shareholders shall, and shall cause the Company to, and Parent shall and shall cause Subco to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Shareholders and Parent will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Parent will have the right to be present for any such communication.

         11.3 Confidentiality. Each of Parent, Subco and Shareholders will maintain in confidence, and will cause their respective the directors, officers, employees, agents, and advisors to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

         If the Contemplated Transactions are not consummated, each party will return to the other party any documents, and all copies thereof, received or obtained by it in connection with the Contemplated Transactions, without retaining copies thereof, and will destroy all copies of analyses, compilations, studies or other documents it has prepared containing or reflecting any of such confidential information. Notwithstanding the return or destruction of confidential information, each of the parties will continue to be bound by the obligation of confidentiality and other obligations hereunder.

         11.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

If to Parent or Subco:            Packaged Ice, Inc.
                                  Attention: President
                                  8572 Katy Freeway, Suite 101
                                  Houston, Texas 77024
                                  Facsimile No.: (713) 464-4681

with a copy to:                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                  Attention: Alan Schoenbaum, P.C.
                                  300 Convent Street, Suite 1500
                                  San Antonio, Texas 78205
                                  Facsimile No.: (210) 224-2035

If to Shareholders or
Minority Shareholders:            A.J. Lewis III
                                  801 Ivy Lane
                                  San Antonio, Texas 78209
                                  Facsimile No.: (210) 532-1600

If to the Company:                Southwest Texas Packaged Ice, Inc.
                                  Attention: President
                                  P.O. Box 10180
                                  San Antonio, Texas 78210
                                  Facsimile No.: (210) 532-1600

with a copy to:                   Cox & Smith Incorporated
                                  Attention: James B. Smith, Jr., Esq.
                                  112 E. Pecan, Suite 1800
                                  San Antonio, Texas 78205
                                  Facsimile No.: (210) 226-8395





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         11.5    Arbitration.  Except with respect to any claimed breach of the provisions of Section 11.3 hereof, the parties agree that all disputes, controversies or claims that may arise among them (including their agents and employees), including without limitation any dispute, controversy or claim arising out of or relating to this Agreement or any other agreement, or the breach, termination or invalidity thereof, whether entered into or arising prior, on or subsequent to the date hereof, shall be submitted to, and determined by, binding arbitration. Such arbitration shall be conducted before a single arbitrator pursuant to the Commercial Arbitration Rules then in effect of the American Arbitration Association, except to the extent such rules are inconsistent with this Section 11.5. Exclusive venue for such arbitration shall be in San Antonio, Bexar County, Texas. The arbitrator shall apply the laws of the State of Texas (without regard to conflict of law rules) in determining the substance of the dispute, controversy or claim and shall decide
the same in accordance with applicable usages and terms of trade.   Evidentiary
questions shall be governed by the Federal Rules of Evidence. The arbitrator's award shall be in writing and shall set forth findings and conclusions upon which the arbitrator based the award. The prevailing party in any such arbitration shall be entitled to recover its reasonable attorneys' fees, costs and expenses incurred in connection with the arbitration. Any award pursuant to such arbitration shall be final and binding upon the parties and judgment on the award may be entered in any federal or state court sitting or located in Bexar County, Texas, or in any other court having jurisdiction. The provisions of this Section 11.5 shall survive the termination of this Agreement. Notwithstanding the foregoing, this Section 11.5 shall not prevent any party from seeking preliminary injunctive relief from a court of competent jurisdiction, provided, however, such action shall not constitute a waiver of the provisions of this Section 11.5 with respect to any other dispute, as this
Section 11.5 shall continue to govern any and every other such dispute between the parties, including, without limitation, the right of a party to any other damages, injunctive relief and any other remedy, at law or in equity.

         11.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         11.7 Waiver. Except as expressly provided herein, the rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.





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
         11.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Parent and Shareholders dated November 22, 1996) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         11.9    Disclosure Letters.

                 (a) The disclosures in the Shareholders' Disclosure Letter and the Parent's Disclosure Letter must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                 (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         11.10 Assignments, Successors, and No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Parent may assign any of its rights under this Agreement to any Subsidiary of Parent. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         11.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         11.12 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         11.13 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         11.14 Governing Law. This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

         11.15 Enforcement; Venue; Service of Process. In the event either party shall seek enforcement of any covenant, warranty or other term or provision of this Agreement or seek to recover damages fore the breach thereof, the party which prevails in such proceedings shall be entitled to recover reasonable attorneys' fees and expenses actually incurred by it in connection therewith. Subject to Section 11.5, and without waiving the same, the parties hereto agree that this Agreement is performable in Bexar County, Texas and that the sole and exclusive venue for any proceeding involving any claim arising under or relating to this Agreement shall be in Bexar County, Texas. The parties hereto agree that the service of process or any other papers upon them or any of them by either of the methods specified in clauses (a) and (c) of, and otherwise in accordance with, Section 11.4 hereto shall be deemed good, proper, and effective service upon them.

         11.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.




                            (SIGNATURE PAGES FOLLOW)

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


PARENT:                                 PACKAGED ICE, INC.


                                        By:
                                            -----------------------------------
                                            James F. Stuart,
                                            Chief Executive Officer



SUBCO:                                  PACKAGED ICE STPI, INC.


                                        By:
                                            -----------------------------------
                                            James F. Stuart,
                                            Chief Executive Officer


THE COMPANY:                            SOUTHWEST TEXAS PACKAGED ICE, INC.


                                        By:
                                            -----------------------------------
                                            A.J. Lewis III, President


SHAREHOLDERS:
                                        ---------------------------------------
                                        A.J. Lewis III



                                        ---------------------------------------
                                        Liza B. Lewis

                            (SIGNATURE PAGE FOLLOWS)

MINORITY SHAREHOLDERS:
                                        ---------------------------------------
                                        Dan Detmar



                                        ---------------------------------------
                                        Jack Bradford, Sr.



                                        ---------------------------------------
                                        James B. Cox



                                        ---------------------------------------
                                        Steven Rieken



                                        ---------------------------------------
                                        Fred Kingston



                                        ---------------------------------------
                                        D. Trace Detmar



                                        ---------------------------------------
                                        Ruth Pope



                                        ---------------------------------------
                                        Betty Yost